Entergy
639 Loyola Avenue
New Orleans, LA 70113

Exhibit 99.1

Date:	May 11, 2020

For Release:	Immediately

Contact:	Neal Kirby (Media) (504) 576-4238 nkirby@entergy.com	David Borde (Investor Relations) (504) 576-5668 dborde@entergy.com

Entergy Reports First Quarter Earnings
Company affirms guidance and financial outlooks

NEW ORLEANS - Entergy Corporation (NYSE: ETR) reported first quarter 2020 earnings of 59 cents per share on an as-reported basis and $1.14 per share on an adjusted basis (non-GAAP).

“The past few months have presented extraordinary circumstances, and we extend our well-wishes to all affected. We also extend our deepest thanks to everyone working tirelessly to help those in need,” said Entergy Chairman and Chief Executive Officer Leo Denault. “Providing safe, reliable power is essential, especially during times like these; that’s why at Entergy we plan and prepare for the extraordinary, and our response has been effective. We are meeting the needs and expectations of our customers and communities, our major projects remain on track, and our capital plan is unchanged. Our first quarter results were solid, and recent events have not changed our objective to be the premier utility that delivers sustainable value for our stakeholders.”

Table of Contents Page
News Release1
Appendices8
A: Consolidated Results and Adjustments9
B: Earnings Variance Analysis12
C: Utility Financial and Operating Measures14
D: EWC Financial and Operating Measures15
E: Consolidated Financial Measures16
F: Definitions and Abbreviations and Acronyms17
G: Other GAAP to Non-GAAP Reconciliations21
Financial Statements24

Business highlights included the following:

•	Entergy affirms 2020 adjusted EPS guidance of $5.45 to $5.75.

•	The Lake Charles Power Station was placed in service on budget and ahead of schedule.

•	Entergy Texas issued an RFP for a 1,000MW to 1,200MW CCGT and Entergy Louisiana issued an RFP for 250MW of solar resources.

•	Entergy Mississippi received approval for the Sunflower Solar project and Entergy Arkansas received approval for the Searcy Solar project.

•	Entergy Mississippi made its annual formula rate plan filing.

•	Entergy Texas filed for an increase in its distribution cost recovery factor.

•	Indian Point Unit 2 was permanently shutdown.

•	The Entergy Charitable Foundation established the COVID-19 Emergency Relief Fund.

Consolidated Earnings (GAAP and Non-GAAP Measures)
First Quarter 2020 vs. 2019 (See Appendix A for reconciliation of GAAP to non-GAAP measures and description of adjustments)
	First Quarter
	2020	2019	Change
(After-tax, $ in millions)
As-reported earnings	119	255	(136)
Less adjustments	(111)	97	(208)
Adjusted earnings (non-GAAP)	230	158	72
Estimated weather in billed sales	(50)	(23)	(26)

(After-tax, per share in $)
As-reported earnings	0.59	1.32	(0.73)
Less adjustments	(0.55)	0.50	(1.05)
Adjusted earnings (non-GAAP)	1.14	0.82	0.32
Estimated weather in billed sales	(0.25)	(0.12)	(0.13)

Calculations may differ due to rounding

Consolidated Results

For first quarter 2020, the company reported earnings of $119 million, or 59 cents per share, on an as-reported basis, and earnings of $230 million, or $1.14 per share, on an adjusted basis. This compared to first quarter 2019 earnings of $255 million, or $1.32 per share, on an as-reported basis, and earnings of $158 million, or 82 cents per share, on an adjusted basis.

Summary discussions by business are below. Additional details, including information on OCF by business, are provided in Appendix A. An analysis of quarterly variances by business is provided in Appendix B.

Business Segment Results

Utility

For first quarter 2020, the Utility business reported earnings attributable to Entergy Corporation of $320 million, or $1.59 per share, on both an as-reported and an adjusted basis. This compared to first quarter 2019 earnings of $231 million, or $1.20 per share, on both an as-reported basis and an adjusted basis. Drivers for the quarter included:

•	rate activity at E-AR, E-LA, E-MS, and E-TX;

•	a first quarter 2019 reserve at E-AR;

•	higher nuclear insurance refunds, as well as lower fossil and nuclear generation spending;

•	a favorable book-to-tax permanent difference related to stock-based compensation; and

•	an IRS settlement related to Hurricane Isaac Act 55 financing, net of customer sharing (largely offset by higher tax expense from this settlement at P&O).

These drivers were partially offset by:

•	higher pension and benefits expenses;

•	higher depreciation and interest expenses; and

•	lower sales volume, including the net effect of billed and unbilled sales, and the effects of weather.

On a per share basis, first quarter 2020 results reflected higher common shares outstanding.

Appendix C contains additional details on Utility financial and operating measures.

Parent & Other

For first quarter 2020, Parent & Other reported a loss attributable to Entergy Corporation of $(90 million), or (45) cents per share, on both an as-reported basis and an adjusted basis. This compared to a loss of $(73 million), or (38) cents per share, on both an as-reported and an adjusted basis in first quarter 2019. The main driver for the quarter was higher income tax expense resulting from the IRS settlement related to Hurricane Isaac Act 55 financing, which largely offsets the benefit from this settlement at the Utility.

On a per share basis, first quarter 2020 results reflected higher common shares outstanding.

Entergy Wholesale Commodities

For first quarter 2020, EWC reported a loss attributable to Entergy Corporation of
$(111 million), or (55) cents per share, on an as-reported basis. This compared to first quarter 2019 earnings attributable to Entergy Corporation of $97 million, or 50 cents per share, on an as-reported basis. Drivers for the quarter included:

•	losses on decommissioning trust funds; and

•	lower revenue due to the shutdown of Pilgrim, as well as lower nuclear pricing.

These drivers were partially offset by:

•	lower impairments as compared to a year ago;

•	lower other O&M expense due to the shutdown of Pilgrim, as well as lower severance and retention expense;

•	higher nuclear volume; and

•	an income tax item related to the sale of Vermont Yankee recorded in first quarter 2019.

On a per share basis, first quarter 2020 results reflected higher common shares outstanding.

Appendix D contains additional details on EWC financial and operating measures, including reconciliation for non-GAAP EWC adjusted EBITDA.

Earnings per Share Guidance

Entergy affirmed its 2020 adjusted EPS guidance range of $5.45 to $5.75. See webcast presentation slides for additional details.

The company has provided 2020 earnings guidance with regard to the non-GAAP measure of Entergy adjusted EPS. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described below under “Non-GAAP Financial Measures.” The company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify with a reasonable degree of confidence all of the adjustments that may occur during the period. One such adjustment will be the exclusion of EWC earnings from Entergy adjusted EPS. We currently estimate that the contribution of EWC to Entergy’s as-reported EPS will be approximately $(1.25)

in 2020. These estimates are subject to substantial uncertainty due to, among other things, the potential effects of exiting the EWC business.

Earnings Teleconference

A teleconference will be held at 10:00 a.m. Central Time on Monday, May 11, 2020, to discuss Entergy’s quarterly earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at www.entergy.com or by dialing 844-309-6569, conference ID 5242577, no more than 15 minutes prior to the start of the call. The webcast slide presentation is also posted to Entergy’s website concurrent with this news release, which was issued before market open on the day of the call. A replay of the teleconference will be available on Entergy’s website at www.entergy.com and by telephone. The telephone replay will be available through May 18, 2020, by dialing 855-859-2056, conference ID 5242577.

Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, including 8,000 megawatts of nuclear power. Entergy delivers electricity to 2.9 million utility customers in Arkansas, Louisiana, Mississippi, and Texas. Entergy has annual revenues of $11 billion and approximately 13,600 employees.

Entergy Corporation’s common stock is listed on the New York Stock Exchange and NYSE Chicago under the symbol “ETR.”

Details regarding Entergy’s results of operations, regulatory proceedings, and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the webcast slide presentation. Both documents are available on Entergy’s Investor Relations website at www.entergy.com/investor_relations.

Entergy maintains a web page as part of its Investor Relations website, entitled Regulatory and Other Information, which provides investors with key updates of certain regulatory proceedings and important milestones on the execution of its strategy. While some of this information may be considered material information, investors should not rely exclusively on this page for all relevant company information.

For definitions of certain operating measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the earnings release materials, see Appendix F.

Non-GAAP Financial Measures

This news release contains non-GAAP financial measures, which are generally numerical measures of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Entergy has provided quantitative reconciliations within this news release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Entergy reports earnings using the non-GAAP measure of Entergy adjusted earnings, which excludes the effect of certain “adjustments,” including the removal of the Entergy Wholesale Commodities segment in light of the company’s decision to exit the merchant power business. Adjustments are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as the results of the EWC segment, significant tax items, and other items such as certain costs, expenses, or other specified items. In addition to reporting GAAP consolidated earnings on a per share basis, Entergy reports its adjusted earnings on a per share basis. These per share measures represent the applicable earnings amount divided by the diluted average number of common shares outstanding for the period.

Management uses the non-GAAP financial measures of adjusted earnings and adjusted earnings per share for, among other things, financial planning and analysis; reporting financial results to the board of directors, employees, stockholders, analysts, and investors; and internal evaluation of financial performance. Entergy believes that these non-GAAP financial measures provide useful information to investors in evaluating the ongoing results of Entergy’s business, comparing period to period results, and comparing Entergy’s financial performance to the financial performance of other companies in the utility sector.

Other non-GAAP measures, including adjusted EBITDA; adjusted ROE; adjusted ROIC; gross liquidity; net liquidity; net liquidity, including storm escrow balances; debt to capital, excluding securitization debt; net debt to net capital, excluding securitization debt; parent debt to total debt, excluding securitization debt; FFO; FFO to debt, excluding securitization debt; and FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC, are measures Entergy uses internally for management and board discussions and to gauge the overall strength of its business. Entergy believes the above data provides useful information to investors in evaluating Entergy’s ongoing financial results and flexibility, and assists investors in comparing Entergy’s credit and liquidity to the credit and liquidity of others in the Utility sector. In addition, other financial measures including net income (or earnings), adjusted for preferred dividends and tax-effected interest expense; return on average invested capital; and return on average common equity are included on both an adjusted and an as-reported basis. In each case, the metrics defined as “adjusted” (other than EWC’s adjusted EBITDA) excludes the effect of adjustments as defined above. EWC’s adjusted EBITDA represents EWC’s earnings before interest, taxes, and depreciation and amortization, and also excludes decommissioning expense.

These non-GAAP financial measures reflect an additional way of viewing aspects of Entergy’s operations that, when viewed with Entergy’s GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Entergy’s business. These non-GAAP financial measures should not be used to the exclusion of GAAP financial measures. Investors are strongly encouraged to review Entergy’s consolidated financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Although certain of these measures are intended to assist investors in comparing Entergy’s performance to other companies in the utility sector, non-GAAP financial measures are not standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Cautionary Note Regarding Forward-Looking Statements

In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, Entergy’s 2020 earnings guidance; its current financial and operational outlooks; and other statements of Entergy’s plans, beliefs, or expectations included in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with (1) rate proceedings, formula rate plans, and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent anticipated by the utilities and (2) implementation of the ratemaking effects of changes in law; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) risks associated with operating nuclear facilities, including plant relicensing, operating, and regulatory costs and risks; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with strategic transactions that Entergy or its subsidiaries may undertake, including the risk that any such transaction may not be completed as and when expected, and the risk that the anticipated benefits of the transaction may not be realized; (h) effects of changes in federal, state, or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental, or energy policies; (i) the effects of technological changes and changes in commodity markets, capital markets, or economic conditions; (j) impacts from a terrorist attack, cybersecurity threats, data security breaches or other attempts to disrupt Entergy’s business or operations, and/or other catastrophic events; and (k) the direct and indirect impacts of the COVID-19 pandemic on Entergy and its customers.

First Quarter 2020 Earnings Release Appendices and Financial Statements

Appendices
Appendices are presented in this section as follows:
A: Consolidated Results and Adjustments
B: Earnings Variance Analysis
C: Utility Financial and Operating Measures
D: EWC Financial and Operating Measures
E: Consolidated Financial Measures
F: Definitions and Abbreviations and Acronyms
G: Other GAAP to Non-GAAP Reconciliations

Financial Statements
Financial statements are presented in this section.

A: Consolidated Results and Adjustments
Appendix A-1 provides a comparative summary of consolidated earnings, including a reconciliation of as-reported earnings (GAAP) to adjusted earnings (non-GAAP).

Appendix A-1: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures First Quarter 2020 vs. 2019 (See Appendix A-3 and Appendix A-4 for details on adjustments)
	First Quarter
	2020	2019	Change
(After-tax, $ in millions)
Earnings (loss)
Utility	320	231	89
Parent & Other	(90)	(73)	(18)
EWC	(111)	97	(208)
Consolidated	119	255	(136)

Less adjustments
Utility	—	—	—
Parent & Other	—	—	—
EWC	(111)	97	(208)
Consolidated	(111)	97	(208)

Adjusted earnings (loss) (non-GAAP)
Utility	320	231	89
Parent & Other	(90)	(73)	(18)
EWC	—	—	—
Consolidated	230	158	72
Estimated weather in billed sales	(50)	(23)	(26)

Diluted average number of common shares outstanding (in millions)	201	192

(After-tax, per share in $) (a)
Earnings (loss)
Utility	1.59	1.20	0.39
Parent & Other	(0.45)	(0.38)	(0.07)
EWC	(0.55)	0.50	(1.05)
Consolidated	0.59	1.32	(0.73)

Less adjustments
Utility	—	—	—
Parent & Other	—	—	—
EWC	(0.55)	0.50	(1.05)
Consolidated	(0.55)	0.50	(1.05)

Adjusted earnings (loss) (non-GAAP)
Utility	1.59	1.20	0.39
Parent & Other	(0.45)	(0.38)	(0.07)
EWC	—	—	—
Consolidated	1.14	0.82	0.32
Estimated weather in billed sales	(0.25)	(0.12)	(0.13)
Calculations may differ due to rounding

(a)	Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.

See Appendix B for detailed earnings variance analysis.
Appendix A-2 provides a comparative summary of OCF, by business.

Appendix A-2: Consolidated Operating Cash Flow
First Quarter 2020 vs. 2019
($ in millions)
	First Quarter
	2020	2019	Change
Utility	603	455	148
Parent & Other	(81)	(78)	(3)
EWC	137	124	13
Consolidated	659	501	158

Calculations may differ due to rounding

OCF increased quarter-over-quarter due primarily to higher collections for fuel and purchased power cost recovery, a lower amount of unprotected excess ADIT returned to customers, higher nuclear insurance refunds, and lower nuclear refueling outage spending at EWC. Unfavorable weather and higher pension contributions partially offset the increase. Intercompany income tax payments also contributed to the line of business variances.

Appendix A-3 and Appendix A-4 list adjustments by business. Amounts are shown on both an earnings and an EPS basis. Adjustments are included in as-reported earnings consistent with GAAP but are excluded from adjusted earnings. As a result, adjusted earnings is considered a non-GAAP measure.

Appendix A-3: Adjustments by Driver (shown as positive/(negative) impact on earnings or EPS)
First Quarter 2020 vs. 2019
	First Quarter
	2020	2019	Change
(Pre-tax except for income taxes, preferred dividend requirements, and totals; $ in millions)
EWC
Income before income taxes	(141)	163	(304)
Income taxes	(31)	66	(96)
Preferred dividend requirements	1	1	—
Total EWC	(111)	97	(208)

Total adjustments	(111)	97	(208)

(After-tax, per share in $) (b)
EWC
Total EWC	(0.55)	0.50	(1.05)

Total adjustments	(0.55)	0.50	(1.05)

Calculations may differ due to rounding

(b)	Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.

Appendix A-4: Adjustments by Income Statement Line Item (shown as positive/(negative) impact on earnings)
First Quarter 2020 vs. 2019
(Pre-tax except for income taxes, preferred dividend requirements, and totals; $ in millions)
	First Quarter
	2020	2019	Change
EWC
Operating revenue	333	434	(101)
Fuel and fuel-related expenses	(20)	(25)	5
Purchased power	(11)	(16)	5
Nuclear refueling outage expenses	(12)	(12)	—
Other O&M	(131)	(189)	58
Asset write-off and impairments	(5)	(74)	69
Decommissioning expense	(50)	(63)	13
Taxes other than income taxes	(20)	(13)	(7)
Depreciation/amortization exp.	(35)	(38)	3
Other income (deductions)-other	(184)	169	(352)
Interest exp. and other charges	(5)	(9)	4
Income taxes	31	(66)	96
Preferred dividend requirements	(1)	(1)	—
Total EWC	(111)	97	(208)

Total adjustments (after-tax)	(111)	97	(208)

Calculations may differ due to rounding

B: Earnings Variance Analysis
Appendix B provides details of current quarter 2020 versus 2019 as-reported and adjusted earnings variance analysis for Utility, Parent & Other, and EWC.

Appendix B: As-Reported and Adjusted Earnings Variance Analysis (c), (d)
First Quarter 2020 vs. 2019
(After-tax, per share in $)
	Utility			Parent & Other			EWC		Consolidated
	As-Reported	Adjusted		As-Reported	Adjusted		As- Reported		As- Reported	Adjusted
2019 earnings	1.20	1.20		(0.38)	(0.38)		0.50		1.32	0.82
Operating revenue less: Fuel, fuel-related expenses and gas purchased for resale, Purchased power, and Regulatory charges (credits)	0.28	0.28	(e)	—	—		(0.37)	(f)	(0.09)	0.28
Nuclear refueling outage expense	—	—		—	—		—		—	—
Other O&M	0.08	0.08	(g)	0.02	0.02		0.24	(h)	0.34	0.10
Asset write-offs and impairments	—	—		—	—		0.28	(i)	0.28	—
Decommissioning expense	(0.02)	(0.02)		—	—		0.06	(j)	0.04	(0.02)
Taxes other than income taxes	(0.02)	(0.02)		—	—		(0.03)		(0.05)	(0.02)
Depreciation/amortization exp.	(0.18)	(0.18)	(k)	—	—		0.01		(0.17)	(0.18)
Other income (deductions)-other	(0.03)	(0.03)		—	—		(1.45)	(l)	(1.48)	(0.03)
Interest exp. and other charges	(0.05)	(0.05)	(m)	0.01	0.01		0.02		(0.02)	(0.04)
Income taxes-other	0.40	0.40	(n)	(0.12)	(0.12)	(o)	0.17	(p)	0.45	0.28
Preferred dividend requirements	—	—		—	—		—		—	—
Share effect	(0.07)	(0.07)	(q)	0.02	0.02		0.02		(0.03)	(0.05)
2020 earnings	1.59	1.59		(0.45)	(0.45)		(0.55)		0.59	1.14

Calculations may differ due to rounding

(c)
Utility operating revenue / regulatory charges and Utility income taxes exclude $30 million in first quarter 2020 and $61 million in first quarter 2019 for the return of unprotected excess ADIT to customers (net effect is neutral to earnings).

(d)
EPS effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply and dividing by diluted average number of common shares outstanding for the prior period; income taxes-other represents income tax differences other than the tax effect of individual line items.

Utility as-reported operating revenue less fuel, fuel-related expenses and gas purchased for resale; purchased power; and regulatory charges (credits) variance analysis 2020 vs. 2019 ($ EPS)
1Q
Volume/weather	(0.04)
Retail electric price	0.33
Reg. provision for E-AR FRP	0.04
Reg. liability for tax sharing	(0.10)
Other	0.05
Total	0.28

(e)
The earnings increase was primarily driven by rate activity from E-AR’s FRP; E-LA’s FRP, including recovery of the J. Wayne Leonard Power Station (formerly St Charles Power Station); E-MS’s FRP; recovery of E-MS’s Choctaw Generating Station; and E-TX’s TCRF and AMI rider. The variance also reflected a first quarter 2019 regulatory reserve at E-AR, as well as higher regulatory credits at E-LA for the difference between asset retirement obligation-related expenses and trust earnings plus asset retirement obligation-related costs collected in revenue. Partially offsetting was the net effect of volume/weather, as well as a regulatory liability for tax sharing with E-LA customers (this partially offsets the Hurricane Isaac Act 55 income tax item discussed in footnote n).

(f)
The earnings decrease was due largely to lower revenues from the shutdown of Pilgrim in May 2019, as well as lower capacity and energy prices. These were partially offset by higher energy volume at Indian Point.

(g)
The earnings increase from lower Utility other O&M was due largely to higher nuclear insurance refunds and lower fossil and nuclear generation spending. These were partially offset by higher pension and benefits expenses, as well as higher E-MS storm damage provisions (offset in operating revenue).

(h)	The earnings increase from lower EWC other O&M was due largely to the shutdown of Pilgrim in May 2019, as well as a decrease in severance and retention expense.

(i)	The earnings increase from lower EWC asset write-offs and impairments was due primarily to higher impairment charges in first quarter 2019, largely refueling outage costs at Indian Point.

(j)	The earnings increase from lower EWC decommissioning expense was due to the sale of Pilgrim in 2019.

(k)
The earnings decrease from higher Utility depreciation expense was due primarily to higher plant in service, including J. Wayne Leonard Power Station and Choctaw County Generating Station, as well as higher depreciation rates at E-MS.

(l)
The earnings decrease from lower EWC other income (deductions)-other was due largely to losses on the decommissioning trust fund investments in first quarter 2020 as compared to gains in first quarter 2019.

(m)	The earnings decrease from higher Utility interest expense was due primarily to higher debt balances at E-LA and E-AR.

(n)
The earnings increase from lower Utility effective income tax rate reflected two first quarter 2020 items. A $55 million tax benefit was recorded as a result of an IRS settlement related to Act 55 financing of Hurricane Isaac costs (partly offset by customer sharing, recorded as a regulatory charge discussed in footnote e). In addition, an annual tax deduction related to stock-based compensation resulted in an income tax benefit of $22million, $20 million greater than first quarter 2019.

(o)
The earnings decrease from higher Parent & Other effective income tax rate was due to an increase in income tax expense of $23 million as a result of the IRS settlement related to the Hurricane Isaac Act 55 financing (discussed in footnote n).

(p)
The earnings increase from lower EWC effective income tax rate is primarily due to a first quarter 2019 accrual of $29 million of tax expense, which resulted from the sale of Vermont Yankee in January 2019.

(q)	The earnings per share impacts from share effect were due to settlement of the equity forward (8.4 million shares settled in May 2019).

C: Utility Financial and Operating Measures
Appendix C-1 and Appendix C-2 provide comparative summaries of Utility operating and financial measures.

Appendix C-1: Utility Operating and Financial Measures
First Quarter 2020 vs. 2019
	First Quarter
	2020	2019	% Change	% Weather Adjusted (r)
GWh billed
Residential	8,126	8,471	(4.1)	1.4
Commercial	6,244	6,423	(2.8)	(2.7)
Governmental	595	601	(1.0)	(1.5)
Industrial	11,815	11,683	1.1	1.1
Total retail sales	26,780	27,178	(1.5)	0.3
Wholesale	3,117	3,814	(18.3)
Total sales	29,897	30,992	(3.5)

Number of electric retail customers
Residential	2,504,243	2,485,256	0.8
Commercial	356,303	357,950	(0.5)
Governmental	17,724	17,814	(0.5)
Industrial	44,443	44,429	—
Total retail customers	2,922,713	2,905,449	0.6

Other O&M and refueling outage expense per MWh	$20.20	$20.12	0.4

Appendix C-2: Utility Operating Measures
Twelve Months Ended March 31, 2020 vs. 2019
	Twelve Months Ended March 31
	2020	2019	% Change	% Weather Adjusted (r)
GWh billed
Residential	35,748	36,291	(1.5)	(0.8)
Commercial	28,576	29,117	(1.9)	(2.2)
Governmental	2,573	2,574	—	(0.4)
Industrial	48,616	48,662	(0.1)	(0.1)
Total retail sales	115,513	116,644	(1.0)	(0.8)

Calculations may differ due to rounding

(r)
The effects of weather were estimated using heating degree days and cooling degree days for the billing cycles from certain locations within each jurisdiction and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and are subject to change.

On a weather-adjusted basis for first quarter 2020, billed retail sales increased 0.3 percent. Residential billed sales increased 1.4 percent primarily due to more days billed compared to a year ago. Commercial billed sales decreased (2.7) percent driven by the continued impact of energy efficiency as well as billing delays. Industrial billed sales volume increased 1.1 percent driven by continued growth from new/expansion customers, partially offset by lower sales to existing large customers.

D: EWC Financial and Operating Measures
Appendix D-1 provides a comparative summary of EWC adjusted EBITDA (non-GAAP).

Appendix D-1: EWC Adjusted EBITDA - Reconciliation of GAAP to Non-GAAP Measures
First Quarter 2020 vs. 2019
($ in millions)	First Quarter
	2020	2019	Change
Net income (loss)	(110)	97	(207)
Add back: interest expense	5	9	(4)
Add back: income taxes	(31)	66	(97)
Add back: depreciation and amortization	35	38	(3)
Subtract: interest and investment income	(172)	181	(353)
Add back: decommissioning expense	50	63	(13)
Adjusted EBITDA (non-GAAP)	122	92	30

Calculations may differ due to rounding

Appendix D-2 provides a comparative summary of EWC operating and financial measures.

Appendix D-2: EWC Operational and Financial Measures
First Quarter 2020 vs. 2019
	First Quarter
	2020	2019	% Change
Owned capacity (MW) (s)	3,274	3,962	(17.4)
GWh billed	6,757	7,203	(6.2)

EWC Nuclear Fleet
Capacity factor	99%	85%	16.5
GWh billed	6,259	6,690	(6.5)
Production cost per MWh	$15.42	$20.04	(23.1)
Average energy/capacity revenue per MWh	$48.44	$57.99	(16.5)
Refueling outage days
Indian Point 3	—	21

Calculations may differ due to rounding

(s)	First quarter 2020 excludes Pilgrim (688MW), which was shut down May 31, 2019 and sold August 26, 2019.

See the appendix in the webcast slide presentation for EWC hedging and price disclosures.

E: Consolidated Financial Measures
Appendix E provides comparative financial measures. Financial measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP financial measures.

Appendix E: GAAP and Non-GAAP Financial Measures
First Quarter 2020 vs. 2019 (See Appendix G for reconciliation of GAAP to non-GAAP financial measures)

For 12 months ending March 31	2020	2019	Change
GAAP Measures
As-reported ROIC	5.6%	5.6%	0.0%
As-reported ROE	11.5%	11.4%	0.1%

Non-GAAP Financial Measures
Adjusted ROIC	5.6%	5.5%	0.1%
Adjusted ROE	11.8%	11.5%	0.3%

As of March 31 ($ in millions, except where noted)	2020	2019	Change
GAAP Measures
Cash and cash equivalents	1,464	983	480
Available revolver capacity	3,348	3,950	(602)
Commercial paper	1,942	1,942	(1)
Total debt	21,465	19,325	2,140
Securitization debt	271	398	(127)
Debt to capital	67.2%	67.8%	(0.6%)
Off-balance sheet liabilities:
Debt of joint ventures - Entergy’s share	53	59	(7)
Total off-balance sheet liabilities	53	59	(7)

Storm escrow balances	373	405	(33)

Non-GAAP Financial Measures ($ in millions, except where noted)
Debt to capital, excluding securitization debt	66.9%	67.3%	(0.4%)
Gross liquidity	4,811	4,933	(122)
Net liquidity	2,870	2,991	(121)
Net liquidity, including storm escrow balances	3,242	3,396	(154)
Net debt to net capital, excluding securitization debt	65.3%	66.1%	(0.8%)
Parent debt to total debt, excluding securitization debt	22.2%	21.7%	0.5%
FFO to debt, excluding securitization debt	14.3%	11.1%	3.1%
FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC	16.0%	15.0%	1.0%

Calculations may differ due to rounding

F: Definitions and Abbreviations and Acronyms
Appendix F-1 provides definitions of certain operating measures, as well as GAAP and non-GAAP financial measures.

Appendix F-1: Definitions
Utility Financial and Operating Measures
GWh billed	Total number of GWh billed to retail and wholesale customers
Other O&M and refueling outage expense per MWh	Other operation and maintenance expense plus nuclear refueling outage expense per MWh of billed sales
Number of electric retail customers	Average number of electric customers over the period

EWC Financial and Operating Measures
Adjusted EBITDA (non-GAAP)	Earnings before interest, income taxes, and depreciation and amortization, and excluding decommissioning expense
Average revenue under contract per kW-month (applies to capacity contracts only)	Revenue on a per unit basis at which capacity is expected to be sold to third parties, given existing contract prices and/or auction awards
Average revenue per MWh on contracted volumes
Revenue on a per unit basis at which generation output reflected in contracts is expected to be sold to third parties (including offsetting positions) at the minimum contract prices and at forward market prices at a point in time, given existing contract or option exercise prices based on expected dispatch or capacity, excluding the revenue associated with the amortization of the below-market PPA for Palisades. Revenue will fluctuate due to factors including positive or negative basis differentials and other risk management costs

Bundled capacity and energy contracts	A contract for the sale of installed capacity and related energy, priced per MWh sold
Capacity contracts	A contract for the sale of the installed capacity product in regional markets managed by NYISO and MISO
Capacity factor	Normalized percentage of the period that the nuclear plants generate power
Expected sold and market total revenue per MWh
Total energy and capacity revenue on a per unit basis at which total planned generation output and capacity is expected to be sold given contract terms and market prices at a point in time, including positive or negative basis differentials and other risk management costs, divided by total planned MWh of generation, excluding the revenue associated with the amortization of the Palisades below-market PPA

Appendix F-1: Definitions (continued)
EWC Financial and Operating Measures (continued)
GWh billed	Total number of GWh billed to customers and financially-settled instruments
Owned capacity (MW)	Installed capacity owned by EWC
Percent of capacity sold forward	Percent of planned qualified capacity sold to mitigate price uncertainty under physical or financial transactions
Percent of planned generation under contract
Percent of planned generation output sold or purchased forward under contracts, forward physical contracts, forward financial contracts, or options that mitigate price uncertainty that may or may not require regulatory approval or approval of transmission rights or other conditions precedent; positions that are no longer classified as hedges are netted in the planned generation under contract

Planned net MW in operation	Amount of installed capacity to generate power and/or sell capacity, reflecting the shutdown of Indian Point 2 (April 30, 2020), Indian Point 3 (April 30, 2021), and Palisades (May 31, 2022)
Planned TWh of generation
Amount of output expected to be generated by EWC resources considering plant operating characteristics and outage schedules, reflecting the shutdown of Indian Point 2 (April 30, 2020), Indian Point 3 (April 30, 2021), and Palisades (May 31, 2022)

Production cost per MWh	Fuel and other O&M expenses according to accounting standards that directly relate to the production of electricity per MWh (based on net generation)
Refueling outage days	Number of days lost for a scheduled refueling and maintenance outage during the period
Unit-contingent
Transaction under which power is supplied from a specific generation asset; if the asset is in operational outage, seller is generally not liable to buyer for any damages, unless the contract specifies certain conditions such as an availability guarantee

Financial Measures - GAAP
As-reported ROE	12-months rolling net income attributable to Entergy Corporation divided by average common equity
As-reported ROIC	12-months rolling net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
Debt of joint ventures - Entergy’s share	Entergy’s share of debt issued by business joint ventures at EWC
Debt to capital	Total debt divided by total capitalization
Leases - Entergy’s share	Operating leases held by subsidiaries capitalized at implicit interest rate
Available revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Securitization debt	Debt on the balance sheet associated with securitization bonds that is secured by certain future customer collections
Total debt	Sum of short-term and long-term debt, notes payable and commercial paper, and capital leases on the balance sheet

Appendix F-1: Definitions (continued)
Financial Measures - Non-GAAP
Adjusted EPS	As-reported EPS excluding adjustments
Adjusted ROE	12-months rolling adjusted net income attributable to Entergy Corporation divided by average common equity
Adjusted ROIC	12-months rolling adjusted net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
Adjustments
Unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as the results of the EWC segment, significant tax items, and other items such as certain costs, expenses, or other specified items

Debt to capital, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
FFO
OCF less AFUDC-borrowed funds, working capital items in OCF (receivables, fuel inventory, accounts payable, taxes accrued, interest accrued, and other working capital accounts), and securitization regulatory charges

FFO to debt, excluding securitization debt	12-months rolling adjusted FFO as a percentage of end of period total debt excluding securitization debt
FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC
12-months rolling adjusted FFO excluding return of unprotected excess ADIT and severance and retention payments associated with exit of EWC as a percentage of end of period total debt excluding securitization debt

Gross liquidity	Sum of cash and available revolver capacity
Net debt to net capital, excluding securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
Net liquidity	Sum of cash and available revolver capacity less commercial paper borrowing
Net liquidity, including storm escrow reserves	Sum of cash, available revolver capacity, and escrow accounts available for certain storm expenses, less commercial paper borrowing
Parent debt to total debt, excluding securitization debt	End of period Entergy Corporation debt, including amounts drawn on credit revolver and commercial paper facilities, as a percent of consolidated total debt, excluding securitization debt

Appendix F-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix F-2: Abbreviations and Acronyms
ADIT
AFUDC -
borrowed funds
ALJ
AMI
ANO

APSC
ARO
bps
CCGT
CCN
CCNO
Choctaw
COD
CT
CWIP
DCRF
DOE
E-AR
E-LA
E-MS
E-NO
E-TX
EBITDA

ENP
EPS
ETR
EWC
FERC
FFO
FRP
GAAP
Grand Gulf or GGNS
IIRR-G
Indian Point 1

Indian Point 2
or IP2
Indian Point 3
or IP3
IPEC
ISES 2

IRS

Accumulated deferred income taxes
Allowance for borrowed funds used during construction
Administrative law judge
Advanced metering infrastructure
Units 1 and 2 of Arkansas Nuclear One owned by E-AR (nuclear)
Arkansas Public Service Commission
Asset retirement obligation
Basis points
Combined cycle gas turbine
Certificate of convenience and necessity
Council of the City of New Orleans
Choctaw County Generating Station (CCGT)
Commercial operation date
Simple cycle combustion turbine
Construction work in progress
Distribution cost recovery factor
U.S. Department of Energy
Entergy Arkansas, LLC
Entergy Louisiana, LLC
Entergy Mississippi, LLC
Entergy New Orleans, LLC
Entergy Texas, Inc.
Earnings before interest, income taxes, and depreciation and amortization
Entergy Nuclear Palisades, LLC
Earnings per share
Entergy Corporation
Entergy Wholesale Commodities
Federal Energy Regulatory Commission
Funds from operations
Formula rate plan
U.S. generally accepted accounting principles
Unit 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by SERI
Infrastructure investment recovery rider - gas
Indian Point Energy Center Unit 1 (nuclear) (shut down in 1974)
Indian Point Energy Center Unit 2 (nuclear) (shut down 4/30/20)
Indian Point Energy Center Unit 3 (nuclear)

Indian Point Energy Center (nuclear)
Unit 2 of Independence Steam Electric Station (coal)
Internal Revenue Service
ISO LCPS LPSC LTM MCPS MISO Moody’s MPSC MTEP Nelson 6 NDT NOPS NRC NY PSC NYISO NYSE OCF OpCo OPEB Other O&M P&O Palisades Pilgrim PMR PPA PSC PUCT RICE RFP ROE ROIC RS Cogen RSP S&P SEC SERI TCRF UPSA Vermont Yankee WACC WPEC
Independent system operator
Lake Charles Power Station (CCGT)
Louisiana Public Service Commission
Last twelve months
Montgomery County Power Station (CCGT)
Midcontinent Independent System Operator, Inc.
Moody’s Investor Service
Mississippi Public Service Commission
MISO Transmission Expansion Plan
Unit 6 of Roy S. Nelson plant (coal)
Nuclear decommissioning trust
New Orleans Power Station
U.S. Nuclear Regulatory Commission
New York Public Service Commission
New York Independent System Operator, Inc.
New York Stock Exchange
Net cash flow provided by operating activities
Utility operating company
Other post-employment benefits
Other non-fuel operation and maintenance expense
Parent & Other
Palisades Power Plant (nuclear)
Pilgrim Nuclear Power Station (nuclear, sold August 26, 2019)
Performance Management Rider
Power purchase agreement or purchased power agreement
Public service commission
Public Utility Commission of Texas
Reciprocating internal combustion engine
Request for proposals
Return on equity
Return on invested capital
RS Cogen facility (CCGT cogeneration)
Rate Stabilization Plan (E-LA Gas)
Standard & Poor’s
U.S. Securities and Exchange Commission
System Energy Resources, Inc.
Transmission cost recovery factor
Unit Power Sales Agreement
Vermont Yankee Nuclear Power Station (nuclear, sold January 11, 2019)
Weighted-average cost of capital
Washington Parish Energy Center

G: Other GAAP to Non-GAAP Reconciliations
Appendix G-1, Appendix G-2, and Appendix G-3 provide reconciliations of various non-GAAP financial measures disclosed in this news release to their most comparable GAAP measure.

Appendix G-1: Reconciliation of GAAP to Non-GAAP Financial Measures - ROIC, ROE
($ in millions except where noted)		First Quarter
		2020	2019
As-reported net income (loss) attributable to Entergy Corporation, rolling 12 months	(A)	1,105	970
Preferred dividends		17	15
Tax-effected interest expense		559	539
As-reported net income (loss) attributable to Entergy Corporation, rolling 12 months adjusted for preferred dividends and tax-effected interest expense	(B)	1,681	1,524

Adjustments in prior three quarters		80	(103)
Adjustments in current quarter		(111)	97
Total adjustments, last 12 months	(C)	(31)	(6)
EWC preferred dividends and tax-effected interest expense, rolling 12 months		22	30

Total adjustments, adding back EWC preferred dividends and tax-effected interest expense (non-GAAP)	(D)	(9)	24

Adjusted earnings, rolling 12 months (non-GAAP)	(A-C)	1,136	976
Adjusted earnings, rolling 12 months including preferred dividends and tax- effected interest expense (non-GAAP)	(B-D)	1,690	1,501

Average invested capital	(E)	30,229	27,184

Average common equity	(F)	9,597	8,473

As-reported ROIC	(B/E)	5.6%	5.6%
Adjusted ROIC (non-GAAP)	[(B-D)/E]	5.6%	5.5%
As-reported ROE	(A/F)	11.5%	11.4%
Adjusted ROE (non-GAAP)	[(A-C)/F]	11.8%	11.5%

Calculations may differ due to rounding

Appendix G-2: Reconciliation of GAAP to Non-GAAP Financial Measures - Debt ratios excluding securitization debt; gross liquidity; net liquidity; net liquidity, including storm escrow balances
($ in millions except where noted)		First Quarter
		2020	2019
Total debt	(A)	21,465	19,325
Less securitization debt	(B)	271	398
Total debt, excluding securitization debt	(C)	21,193	18,927
Less cash and cash equivalents	(D)	1,464	983
Net debt, excluding securitization debt	(E)	19,730	17,944

Commercial paper	(F)	1,942	1,942

Total capitalization	(G)	31,943	28,515
Less securitization debt	(B)	271	398
Total capitalization, excluding securitization debt	(H)	31,672	28,117
Less cash and cash equivalents	(D)	1,464	983
Net capital, excluding securitization debt	(I)	30,208	27,134

Debt to capital	(A/G)	67.2%	67.8%
Debt to capital, excluding securitization debt (non-GAAP)	(C/H)	66.9%	67.3%
Net debt to net capital, excluding securitization debt (non-GAAP)	(E/I)	65.3%	66.1%

Available revolver capacity	(J)	3,348	3,950

Storm escrow balances	(K)	373	405

Gross liquidity (non-GAAP)	(D+J)	4,811	4,933
Net liquidity (non-GAAP)	(D+J-F)	2,870	2,991
Net liquidity, including storm escrow balances (non-GAAP)	(D+J-F+K)	3,242	3,396

Entergy Corporation notes:
Due September 2020		450	450
Due July 2022		650	650
Due September 2026		750	750
Total parent long-term debt	(L)	1,850	1,850
Revolver draw	(M)	922	320
Unamortized debt issuance costs and discounts	(N)	(8)	(9)
Total parent debt	(F+L+M+N)	4,706	4,103

Parent debt to total debt, excluding securitization debt (non-GAAP)	[(F+L+M+N)/C]	22.2%	21.7%

Calculations may differ due to rounding

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures - FFO to debt, excluding securitization debt; FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC

($ in millions except where noted)		First Quarter
		2020	2019
Total debt	(A)	21,465	19,325
Less securitization debt	(B)	271	398
Total debt, excluding securitization debt	(C)	21,193	18,927

Net cash flow provided by operating activities, rolling 12 months	(D)	2,974	2,329

AFUDC - borrowed funds, rolling 12 months	(E)	(63)	(65)

Working capital items in net cash flow provided by operating activities (rolling 12 months):
Receivables		(71)	7
Fuel inventory		(39)	58
Accounts payable		(136)	103
Taxes accrued		(21)	51
Interest accrued		17	(5)
Other working capital accounts		17	(178)
Securitization regulatory charges		122	121
Total	(F)	(111)	157

FFO, rolling 12 months (non-GAAP)	(G)=(D+E-F)	3,023	2,107

FFO to debt, excluding securitization debt (non-GAAP)	(G/C)	14.3%	11.1%

Estimated return of unprotected excess ADIT (rolling 12 months pre-tax)	(H)	236	692
Severance and retention payments associated with exit of EWC (rolling 12 months pre-tax)	(I)	141	43

FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC (non-GAAP)	[(G+H+I)/(C)]	16.0%	15.0%

Calculations may differ due to rounding

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
March 31, 2020
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$43,837	$229,300	$10,354	$283,491
Temporary cash investments	954,499	5,860	219,983	1,180,342
Total cash and cash equivalents	998,336	235,160	230,337	1,463,833
Notes receivable	—	(514,116)	514,116	—
Accounts receivable:
Customer	532,206	—	70,072	602,278
Allowance for doubtful accounts	(8,521)	—	—	(8,521)
Associated companies	11,437	(23,020)	11,583	—
Other	104,124	606	7,638	112,368
Accrued unbilled revenues	369,948	—	—	369,948
Total accounts receivable	1,009,194	(22,414)	89,293	1,076,073
Fuel inventory - at average cost	154,302	—	6,563	160,865
Materials and supplies - at average cost	806,299	—	31,556	837,855
Deferred nuclear refueling outage costs	140,674	—	26,450	167,124
Prepayments and other	170,412	(16,499)	114,288	268,201
TOTAL	3,279,217	(317,869)	1,012,603	3,973,951

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,491,018	(1,491,104)	86	—
Decommissioning trust funds	3,280,341	—	2,497,944	5,778,285
Non-utility property - at cost (less accumulated depreciation)	321,631	(6)	13,689	335,314
Other	452,903	1,212	6,454	460,569
TOTAL	5,545,893	(1,489,898)	2,518,173	6,574,168

PROPERTY, PLANT, AND EQUIPMENT

Electric	54,551,227	10,634	962,442	55,524,303
Natural gas	553,323	—	—	553,323
Construction work in progress	2,455,645	257	13,228	2,469,130
Nuclear fuel	595,236	—	61,980	657,216
TOTAL PROPERTY, PLANT, AND EQUIPMENT	58,155,431	10,891	1,037,650	59,203,972
Less - accumulated depreciation and amortization	22,617,341	2,535	802,975	23,422,851
PROPERTY, PLANT, AND EQUIPMENT - NET	35,538,090	8,356	234,675	35,781,121

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	5,192,780	—	—	5,192,780
Deferred fuel costs	240,024	—	—	240,024
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	71,736	1,022	3,922	76,680
Other	179,822	10,218	149,093	339,133
TOTAL	6,058,461	11,240	156,088	6,225,789

TOTAL ASSETS	$50,421,661	$(1,788,171)	$3,921,539	$52,555,029

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
March 31, 2020
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$780,015	$450,000	$—	$1,230,015
Notes payable and commercial paper:
Other	—	1,941,816	—	1,941,816
Account payable:
Associated companies	10,944	(17,092)	6,148	—
Other	1,297,159	216	205,017	1,502,392
Customer deposits	408,803	—	—	408,803
Taxes accrued	225,668	23,094	(59,548)	189,214
Interest accrued	179,480	8,802	1,056	189,338
Deferred fuel costs	228,379	—	—	228,379
Pension and other postretirement liabilities	48,244	—	13,885	62,129
Current portion of unprotected excess accumulated deferred
income taxes	64,339			64,339
Other	180,704	1,659	19,151	201,514
TOTAL	3,423,735	2,408,495	185,709	6,017,939

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,913,361	(392,073)	(1,136,794)	4,384,494
Accumulated deferred investment tax credits	205,041	—	—	205,041
Regulatory liability for income taxes - net	1,600,189	—	—	1,600,189
Other regulatory liabilities	1,555,188	—	—	1,555,188
Decommissioning and retirement cost liabilities	3,738,604	—	2,512,347	6,250,951
Accumulated provisions	497,877	—	322	498,199
Pension and other postretirement liabilities	2,069,403	—	619,846	2,689,249
Long-term debt	15,775,121	2,314,407	139,000	18,228,528
Other	1,032,558	(435,306)	49,647	646,899
TOTAL	32,387,342	1,487,028	2,184,368	36,058,738

Subsidiaries' preferred stock without sinking fund	195,136	—	24,249	219,385

EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 270,035,180 shares in 2020	1,973,748	(2,172,151)	201,103	2,700
Paid-in capital	4,314,748	731,087	1,464,848	6,510,683
Retained earnings	8,288,415	717,940	183,786	9,190,141
Accumulated other comprehensive income loss	(76,463)	—	(322,524)	(398,987)
Less - treasury stock, at cost (69,874,430 shares in 2020)	120,000	4,960,570	—	5,080,570
TOTAL COMMON SHAREHOLDERS' EQUITY	14,380,448	(5,683,694)	1,527,213	10,223,967
Subsidiaries' preferred stock without sinking fund	35,000	—	—	35,000
TOTAL	14,415,448	(5,683,694)	1,527,213	10,258,967

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$50,421,661	$(1,788,171)	$3,921,539	$52,555,029

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2019
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$28,010	$4,858	$1,374	$34,242
Temporary cash investments	173,613	10,192	207,675	391,480
Total cash and cash equivalents	201,623	15,050	209,049	425,722
Notes receivable	—	(514,116)	514,116	—
Accounts receivable:
Customer	512,228	—	83,281	595,509
Allowance for doubtful accounts	(7,404)	—	—	(7,404)
Associated companies	20,481	(25,572)	5,091	—
Other	210,452	817	8,601	219,870
Accrued unbilled revenues	400,617	—	—	400,617
Total accounts receivable	1,136,374	(24,755)	96,973	1,208,592
Deferred fuel costs	—	—	—	—
Fuel inventory - at average cost	140,010	—	5,466	145,476
Materials and supplies - at average cost	792,192	—	32,797	824,989
Deferred nuclear refueling outage costs	120,110	—	37,458	157,568
Prepayments and other	171,874	(16,346)	128,117	283,645
TOTAL	2,562,183	(540,167)	1,023,976	3,045,992

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,468,991	(1,469,077)	86	—
Decommissioning trust funds	3,719,193	—	2,684,837	6,404,030
Non-utility property - at cost (less accumulated depreciation)	319,504	(5)	13,365	332,864
Other	492,245	—	4,207	496,452
TOTAL	5,999,933	(1,469,082)	2,702,495	7,233,346

PROPERTY, PLANT, AND EQUIPMENT

Electric	53,298,795	10,633	962,039	54,271,467
Natural gas	547,110	—	—	547,110
Construction work in progress	2,813,416	245	9,630	2,823,291
Nuclear fuel	612,900	—	64,281	677,181
TOTAL PROPERTY, PLANT, AND EQUIPMENT	57,272,221	10,878	1,035,950	58,319,049
Less - accumulated depreciation and amortization	22,364,188	2,044	770,124	23,136,356
PROPERTY, PLANT, AND EQUIPMENT - NET	34,908,033	8,834	265,826	35,182,693

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Regulatory asset for income taxes - net	—	—	—	—
Other regulatory assets	5,292,055	—	—	5,292,055
Deferred fuel costs	239,892	—	—	239,892
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	59,425	1,022	4,014	64,461
Other	122,044	10,680	155,577	288,301
TOTAL	6,087,515	11,702	162,664	6,261,881

TOTAL ASSETS	$49,557,664	$(1,988,713)	$4,154,961	$51,723,912

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2019
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$345,012	$450,000	$—	$795,012
Notes payable and commercial paper:
Other	—	1,946,727	—	1,946,727
Account payable:
Associated companies	34,378	(48,342)	13,964	—
Other	1,303,705	60	196,096	1,499,861
Customer deposits	409,171	—	—	409,171
Taxes accrued	261,125	(957)	(26,713)	233,455
Interest accrued	167,332	26,649	148	194,129
Deferred fuel costs	197,687	—	—	197,687
Pension and other postretirement liabilities	49,348	—	16,836	66,184
Current portion of unprotected excess accumulated deferred
income taxes	76,457			76,457
Other	180,327	1,837	19,616	201,780
TOTAL	3,024,542	2,375,974	219,947	5,620,463

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,899,201	(374,582)	(1,123,429)	4,401,190
Accumulated deferred investment tax credits	207,113	—	—	207,113
Regulatory liability for income taxes - net	1,633,159	—	—	1,633,159
Other regulatory liabilities	1,961,005	—	—	1,961,005
Decommissioning and retirement cost liabilities	3,692,574	—	2,466,638	6,159,212
Accumulated provisions	533,706	—	322	534,028
Pension and other postretirement liabilities	2,141,381	—	656,884	2,798,265
Long-term debt	15,107,596	1,832,047	139,000	17,078,643
Other	1,243,775	(446,069)	55,043	852,749
TOTAL	32,419,510	1,011,396	2,194,458	35,625,364

Subsidiaries' preferred stock without sinking fund	195,161	—	24,249	219,410

EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 270,035,180 shares in 2019	1,973,748	(2,172,151)	201,103	2,700
Paid-in capital	4,117,727	882,286	1,564,423	6,564,436
Retained earnings	8,014,497	947,932	295,180	9,257,609
Accumulated other comprehensive income loss	(102,521)	—	(344,399)	(446,920)
Less - treasury stock, at cost (70,886,400 shares in 2019)	120,000	5,034,150	—	5,154,150
TOTAL COMMON SHAREHOLDERS' EQUITY	13,883,451	(5,376,083)	1,716,307	10,223,675
Subsidiaries' preferred stock without sinking fund	35,000	—	—	35,000
TOTAL	13,918,451	(5,376,083)	1,716,307	10,258,675

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$49,557,664	$(1,988,713)	$4,154,961	$51,723,912

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended March 31, 2020
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,050,653	$(15)	$—	$2,050,638
Natural gas	43,976	—	—	43,976
Competitive businesses	—	16	332,549	332,565
Total	2,094,629	1	332,549	2,427,179

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	377,166	(10)	20,247	397,403
Purchased power	205,914	10	10,690	216,614
Nuclear refueling outage expenses	38,149	—	12,069	50,218
Other operation and maintenance	565,720	5,373	130,991	702,084
Asset write-offs, impairments, and related charges	—	—	5,095	5,095
Decommissioning	43,400	—	50,284	93,684
Taxes other than income taxes	150,191	26	20,077	170,294
Depreciation and amortization	364,050	748	34,912	399,710
Other regulatory credits	(7,679)	—	—	(7,679)
Total	1,736,911	6,147	284,365	2,027,423

OPERATING INCOME	357,718	(6,146)	48,184	399,756

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	35,953	—	—	35,953
Interest and investment income (loss)	(6,131)	(38,875)	(171,847)	(216,853)
Miscellaneous - net	37,302	(2,045)	(11,868)	23,389
Total	67,124	(40,920)	(183,715)	(157,511)

INTEREST EXPENSE
Interest expense	169,386	30,766	5,437	205,589
Allowance for borrowed funds used during construction	(15,444)	—	—	(15,444)
Total	153,942	30,766	5,437	190,145

INCOME BEFORE INCOME TAXES	270,900	(77,832)	(140,968)	52,100

Income taxes	(52,949)	12,295	(30,540)	(71,194)

CONSOLIDATED NET INCOME	323,849	(90,127)	(110,428)	123,294

Preferred dividend requirements of subsidiaries	4,033	—	547	4,580

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$319,816	$(90,127)	$(110,975)	$118,714

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.60	($0.45)	($0.56)	$0.59
DILUTED	$1.59	($0.45)	($0.55)	$0.59

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				199,790,016
DILUTED				200,901,349
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended March 31, 2019
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,121,034	$(10)	$—	$2,121,024
Natural gas	54,948	—	—	54,948
Competitive businesses	—	—	433,612	433,612
Total	2,175,982	(10)	433,612	2,609,584

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	453,130	(10)	25,210	478,330
Purchased power	323,724	10	15,773	339,507
Nuclear refueling outage expenses	38,243	—	12,198	50,441
Other operation and maintenance	585,369	9,041	188,641	783,051
Asset write-offs, impairments and related charges	—	—	73,979	73,979
Decommissioning	38,724	—	63,395	102,119
Taxes other than income taxes	145,725	114	12,736	158,575
Depreciation and amortization	318,565	671	38,038	357,274
Other regulatory credits	(16,946)	—	—	(16,946)
Total	1,886,534	9,826	429,970	2,326,330

OPERATING INCOME	289,448	(9,836)	3,642	283,254

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	38,216	—	—	38,216
Interest and investment income	86,279	(39,774)	181,644	228,149
Miscellaneous - net	(49,404)	(2,138)	(13,116)	(64,658)
Total	75,091	(41,912)	168,528	201,707

INTEREST EXPENSE
Interest expense	159,405	32,405	9,183	200,993
Allowance for borrowed funds used during construction	(17,449)	—	—	(17,449)
Total	141,956	32,405	9,183	183,544

INCOME BEFORE INCOME TAXES	222,583	(84,153)	162,987	301,417

Income taxes	(11,564)	(11,573)	65,908	42,771

CONSOLIDATED NET INCOME	234,147	(72,580)	97,079	258,646

Preferred dividend requirements of subsidiaries	3,562	—	547	4,109

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$230,585	$(72,580)	$96,532	$254,537

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.21	($0.38)	$0.51	$1.34
DILUTED	$1.20	($0.38)	$0.50	$1.32

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				189,575,187
DILUTED				192,234,191
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended March 31, 2020
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,359,651	$(57)	$—	$9,359,594
Natural gas	142,982	—	—	142,982
Competitive businesses	—	37	1,193,655	1,193,692
Total	9,502,633	(20)	1,193,655	10,696,268

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,855,514	(52)	93,249	1,948,711
Purchased power	1,016,383	52	53,532	1,069,967
Nuclear refueling outage expenses	156,221	—	48,483	204,704
Other operation and maintenance	2,542,919	28,499	619,996	3,191,414
Asset write-offs, impairments and related charges	—	—	221,144	221,144
Decommissioning	168,943	—	223,423	392,366
Taxes other than income taxes	587,277	545	67,642	655,464
Depreciation and amortization	1,374,385	3,021	145,045	1,522,451
Other regulatory credits	(16,952)	—	—	(16,952)
Total	7,684,690	32,065	1,472,514	9,189,269

OPERATING INCOME	1,817,943	(32,085)	(278,859)	1,506,999

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	142,711	—	—	142,711
Interest and investment income	197,160	(155,395)	61,144	102,909
Miscellaneous - net	(62,839)	(28,690)	(72,961)	(164,490)
Total	277,032	(184,085)	(11,817)	81,130

INTEREST EXPENSE
Interest expense	664,334	121,942	25,703	811,979
Allowance for borrowed funds used during construction	(62,952)	—	—	(62,952)
Total	601,382	121,942	25,703	749,027

INCOME BEFORE INCOME TAXES	1,493,593	(338,112)	(316,379)	839,102

Income taxes	(21,751)	(4,296)	(257,742)	(283,789)

CONSOLIDATED NET INCOME	1,515,344	(333,816)	(58,637)	1,122,891

Preferred dividend requirements of subsidiaries	15,300	—	2,188	17,488

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,500,044	$(333,816)	$(60,825)	$1,105,403

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$7.59	($1.69)	($0.31)	$5.59
DILUTED	$7.53	($1.67)	($0.31)	$5.55

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				197,720,253
DILUTED				199,251,525
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended March 31, 2019
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,256,973	$(100)	$—	$9,256,873
Natural gas	154,689	—	—	154,689
Competitive businesses	—	—	1,483,593	1,483,593
Total	9,411,662	(100)	1,483,593	10,895,155

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,100,411	(100)	82,516	2,182,827
Purchased power	1,488,206	100	113,977	1,602,283
Nuclear refueling outage expenses	148,025	—	13,482	161,507
Other operation and maintenance	2,498,733	41,546	805,584	3,345,863
Asset write-offs, impairments and related charges	—	—	533,376	533,376
Decommissioning	152,083	—	244,144	396,227
Taxes other than income taxes	559,794	951	74,564	635,309
Depreciation and amortization	1,228,340	1,574	149,737	1,379,651
Other regulatory charges	241,157	—	—	241,157
Total	8,416,749	44,071	2,017,380	10,478,200

OPERATING INCOME	994,913	(44,171)	(533,787)	416,955

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	139,475	—	—	139,475
Interest and investment income	233,411	(155,815)	197,547	275,143
Miscellaneous - net	(94,298)	(11,789)	(56,969)	(163,056)
Total	278,588	(167,604)	140,578	251,562

INTEREST EXPENSE
Interest expense	623,727	128,052	34,613	786,392
Allowance for borrowed funds used during construction	(65,158)	—	—	(65,158)
Total	558,569	128,052	34,613	721,234

INCOME (LOSS) BEFORE INCOME TAXES	714,932	(339,827)	(427,822)	(52,717)

Income taxes	(796,336)	(39,343)	(202,039)	(1,037,718)

CONSOLIDATED NET INCOME	1,511,268	(300,484)	(225,783)	985,001

Preferred dividend requirements of subsidiaries	12,376	—	2,188	14,564

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,498,892	$(300,484)	$(227,971)	$970,437

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$8.17	($1.64)	($1.24)	$5.29
DILUTED	$8.06	($1.61)	($1.23)	$5.22

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				183,596,132
DILUTED				186,009,438
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Twelve Months Ended March 31, 2020 vs. 2019
(Dollars in thousands)
(Unaudited)
	2020	2019	Variance

OPERATING ACTIVITIES
Consolidated net income	$1,122,891	$985,001	$137,890
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,220,685	2,045,598	175,087
Deferred income taxes, investment tax credits, and non-current taxes accrued	57,661	(256,571)	314,232
Asset write-offs, impairments and related charges	206,178	491,401	(285,223)
Changes in working capital:
Receivables	(70,567)	7,093	(77,660)
Fuel inventory	(39,161)	57,699	(96,860)
Accounts payable	(136,012)	102,556	(238,568)
Taxes accrued	(20,942)	51,490	(72,432)
Interest accrued	16,692	(5,315)	22,007
Deferred fuel costs	182,505	70,610	111,895
Other working capital accounts	17,150	(178,185)	195,335
Changes in provisions for estimated losses	(29,635)	38,682	(68,317)
Changes in other regulatory assets	(284,092)	(57,348)	(226,744)
Changes in other regulatory liabilities	(596,610)	(641,019)	44,409
Changes in pensions and other postretirement liabilities	81,766	(215,236)	297,002
Other	245,989	(167,413)	413,402
Net cash flow provided by operating activities	2,974,498	2,329,043	645,455
INVESTING ACTIVITIES
Construction/capital expenditures	(4,289,646)	(3,962,160)	(327,486)
Allowance for equity funds used during construction	142,493	140,005	2,488
Nuclear fuel purchases	(175,255)	(291,382)	116,127
Payment for purchase of plant or assets	(330,105)	(26,623)	(303,482)
Proceeds from sale of assets	28,932	24,902	4,030
Insurance proceeds received for property damages	7,040	16,688	(9,648)
Changes in securitization account	4,312	135	4,177
Payments to storm reserve escrow account	(7,310)	(7,661)	351
Receipts from storm reserve escrow account	40,589	—	40,589
Decrease in other investments	(6,461)	(15,049)	8,588
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	64,531	59,643	4,888
Proceeds from nuclear decommissioning trust fund sales	3,501,291	6,701,006	(3,199,715)
Investment in nuclear decommissioning trust funds	(3,585,182)	(6,722,011)	3,136,829
Net cash flow used in investing activities	(4,604,771)	(4,082,507)	(522,264)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	9,055,511	8,974,040	81,471
Preferred stock of subsidiary	(2,389)	73,330	(75,719)
Treasury stock	133,826	136,940	(3,114)
Common stock	607,650	499,272	108,378
Retirement of long-term debt	(6,935,103)	(8,530,593)	1,595,490
Repurchase / redemption of preferred stock and preferred membership units	—	(103,868)	103,868
Changes in credit borrowings and commercial paper - net	(505)	1,137,191	(1,137,696)
Other	(6,543)	19,315	(25,858)
Dividends paid:
Common stock	(724,745)	(659,408)	(65,337)
Preferred stock	(17,092)	(14,855)	(2,237)
Net cash flow provided by financing activities	2,110,610	1,531,364	579,246
Net increase (decrease) in cash and cash equivalents	480,337	(222,100)	702,437
Cash and cash equivalents at beginning of period	983,496	1,205,596	(222,100)
Cash and cash equivalents at end of period	$1,463,833	$983,496	$480,337

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$766,740	$764,174	$2,566
Income taxes	$(49,654)	$10,278	$(59,932)

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended March 31, 2020 vs. 2019
(Dollars in thousands)
(Unaudited)
	2020	2019	Variance

OPERATING ACTIVITIES
Consolidated net income	$123,294	$258,646	$(135,352)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	568,596	530,224	38,372
Deferred income taxes, investment tax credits, and non-current taxes accrued	(31,405)	104,884	(136,289)
Asset write-offs, impairments and related charges	4,962	25,462	(20,500)
Changes in working capital:
Receivables	70,357	39,697	30,660
Fuel inventory	(15,389)	(4,401)	(10,988)
Accounts payable	(127,727)	(63,613)	(64,114)
Taxes accrued	(44,241)	(44,083)	(158)
Interest accrued	(4,791)	(20,546)	15,755
Deferred fuel costs	30,560	20,201	10,359
Other working capital accounts	(21,758)	(42,016)	20,258
Changes in provisions for estimated losses	(35,829)	13,720	(49,549)
Changes in other regulatory assets	99,275	(162,192)	261,467
Changes in other regulatory liabilities	(450,905)	130,924	(581,829)
Changes in pensions and other postretirement liabilities	(113,071)	(7,713)	(105,358)
Other	607,132	(278,005)	885,137
Net cash flow provided by operating activities	659,060	501,189	157,871
INVESTING ACTIVITIES
Construction/capital expenditures	(1,043,608)	(951,629)	(91,979)
Allowance for equity funds used during construction	35,953	38,322	(2,369)
Nuclear fuel purchases	(85,334)	(38,445)	(46,889)
Payment for purchase of plant	(24,633)	—	(24,633)
Changes in securitization account	(70)	(1,084)	1,014
Payments to storm reserve escrow account	(1,557)	(2,285)	728
Receipts from storm reserve escrow account	40,589	—	40,589
Decrease in other investments	2,265	39,045	(36,780)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	62,162	—	62,162
Proceeds from nuclear decommissioning trust fund sales	687,487	1,307,547	(620,060)
Investment in nuclear decommissioning trust funds	(718,741)	(1,342,429)	623,688
Net cash flow used in investing activities	(1,045,487)	(950,958)	(94,529)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	3,195,345	3,444,230	(248,885)
Treasury stock	39,964	35,577	4,387
Retirement of long-term debt	(1,614,578)	(2,298,855)	684,277
Repurchase of preferred membership units	—	(50,000)	50,000
Changes in credit borrowings and commercial paper - net	(4,911)	(17)	(4,894)
Other	(756)	(1,945)	1,189
Dividends paid:
Common stock	(185,763)	(172,591)	(13,172)
Preferred stock	(4,763)	(4,109)	(654)
Net cash flow provided by financing activities	1,424,538	952,290	472,248
Net increase in cash and cash equivalents	1,038,111	502,521	535,590
Cash and cash equivalents at beginning of period	425,722	480,975	(55,253)
Cash and cash equivalents at end of period	$1,463,833	$983,496	$480,337

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$203,466	$214,935	$(11,469)
Income taxes	$(23,063)	$(13,844)	$(9,219)